SYNERGY BRANDS INC.

                         Unanimous Consent of Directors

                                Janaury 20, 2005

     The undersigned, being all of the directors of Synergy Brands Inc., hereby consent to, authorize, approve, ratify and adopt the following resolutions as though done at a formal meeting:

     RESOLVED, that this corporation is and be authorized to retroactively correct its prior filings with the Delaware Secretary of State as determined appropriate and necessary by the CEO and corporate counsel to implement a reverse split of the authorized capital stock this corporation shall have available to issue (including that issued to date) similar in amount to the 1 for 4 share reverse split of outstanding stock of this corporation implemented as previously authorized in February 2003 such that the authorized stock structure shall be 15,000,000 shares of which 14,000,000 are common stock, 100,000 Class A Preferred, and 900,000 Class B Preferred of which 500,000 shall be designated Series A Class B Preferred, the preferences, rights and limitations thereof not to change, and further that it be and is hereby confirmed and ratified that this corporation is and has previously been authorized to further amend its certificate of incorporation to decrease its authorized stock to 5,000,000 shares of common stock and 1,000,000 shares of preferred stock further which preferred stock be divided into 100,000 shares of Class A Preferred and 900,000 Class B Preferred of which latter preferred 500,000 shares shall continue to be designated Series A Class B Preferred, the designations, preferences, terms and condition of all such stock (excepting the number of shares thereof authorized for issuance) not being changed from its present status at the date of this consent, and such corrections and amendment may be filed in the form attached to and made a part of this consent, copies of which have been reviewed and approved by each of the undersigned, such actions to take effect on the filing of an information statement with the SEC and such other measures as shall be appropriate and necessary to comply with applicable regulation.

IMPLEMENTATION.

     Resolved, that the proper officers of this corporation be and hereby are authorized and directed to do or cause to be done any and all such acts and things and to execute and deliver any and all such further documents and papers as they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions.

                                                     ---------------------------
                                                     Mair Faibish

                                                     ---------------------------
                                                     Mitchell Gerstein

                                                     ---------------------------
                                                     Dominick Marsicovetere

                                                     ---------------------------
                                                     Randall J. Perry

                                                     ---------------------------
                                                     William Rancic

                                                     ---------------------------
                                                     Frank A. Bellis Jr.

                                                     ---------------------------
                                                     Lloyd Miller

                                                     ---------------------------
                                                     Joel Sebastain